Exhibit 99.1

[Execution Version]

PURCHASE AGREEMENT

dated as of

June 27, 2014

among

INMOBILIARIA CARSO, S.A. DE C.V.

CONTROL EMPRESARIAL DE CAPITALES, S.A. DE C.V.

and

AT&T INTERNATIONAL, INC.

WITH THE PARTICIPATION OF AMÉRICA MÓVIL S.A.B. DE C.V.

-i-

Exhibit A(i):	Seller Account Information
Exhibit A(ii):	Transfer Instruction
Exhibit A(iii):	Instruction Letter of Seller to Broker
Exhibit B:	Purchase Agreement
Exhibit C:	Securities Pledge Agreement
Exhibit D:	Termination Agreement of Shareholders Agreement
Exhibit E:	Trust Termination Agreement
Exhibit F:	Assignment Agreement

PURCHASE AGREEMENT

PURCHASE AGREEMENT (this “Agreement”) dated as of June 27, 2014 among Inmobiliaria Carso, S.A. de C.V., a sociedad anónima de capital variable duly organized under the laws of the United Mexican States, (“Inmobiliaria”), Control Empresarial de Capitales S.A. de C.V., a sociedad anónima de capital variable duly organized under the laws of the United Mexican States (“Controles” and, together with Inmobiliaria, “Buyers”), and AT&T International, Inc., a Delaware corporation (“Seller”), with the participation of América Móvil, S.A.B. de C.V. a sociedad anónima bursátil de capital variable duly organized under the laws of the United Mexican States (the “Company”).

W I T N E S S E T H :

WHEREAS, Seller is the beneficial owner of 72,822,656 shares of Series L of the issued and outstanding capital stock of the Company (the “L Shares”) and 5,739,341,928 shares of Series AA of the issued and outstanding capital stock of the Company (the “AA Shares”) as further described in this Agreement;

WHEREAS, Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa, División Fiduciaria, acting as trustee under Trust F/0126 , assigned the rights of first offer under the Shareholder Agreement, fifty per cent (50%) to each of its Affiliates identified herein as Buyers under certain assignment agreement dated as of June 24, 2014 pursuant to the Assignment Agreement attached as Exhibit F (the “Assignment Agreement”).

WHEREAS, this Agreement constitutes the Transfer Notice (as defined in the Shareholder Agreement) and the Acceptance Notice (as defined in the Shareholder Agreement) for purposes of the Shareholder Agreement with respect to AA Shares;

WHEREAS, immediately prior to the execution hereof, the Termination Agreement of Shareholders Agreement in the form of Exhibit D was executed and delivered; and

WHEREAS, Seller desires to sell the Shares to Buyers, and Buyers desire to purchase the Shares from Seller, on the date hereof, upon the terms hereinafter set forth.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. As used herein, the following terms have the following meanings:

“AA Shares” shall have the meaning set forth in the recitals hereto.

“AA Shares Purchase Price” shall have the meaning set forth in Section 2.01.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For the purposes of this definition, the terms “control”, “controlling”, “controlled by” and “under common control with”, as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, Affiliate with respect of the Company shall refer only to wholly owned subsidiaries of the Company.

“Agreement” shall have the meaning set forth in the preamble hereto.

“Assignment Agreement” shall have the meaning set forth in the recitals hereto.

“Bankruptcy and Equity Exception” shall have the meaning set forth in Section 3.02.

“Broker” means Inversora Bursátil, S.A. de C.V. Casa de Bolsa, Grupo Financiero Inbursa.

“Business Day” means any day (excluding Saturday or Sunday) on which banks are not required or permitted to be closed in New York, New York or Mexico City, Mexico.

“Buyers” shall have the meaning set forth in the preamble hereto.

“Closing” shall have the meaning set forth in Section 2.01.

“Closing Date” shall have the meaning set forth in Section 2.02.

“Collateral Shares” means, from the Closing Date until the Outstanding Purchase Price has been paid in full, 1,044,386,423 AA Shares as released from time to time for prepayments of the Outstanding Purchase Price on a $0.958 per AA Share basis.

“Company” shall have the meaning set forth in the preamble hereto.

“Controles” shall have the meaning set forth in the preamble hereto.

“Early Purchase Price Amount” means the product of (x) an amount paid by Buyers to Seller in respect of the Outstanding Purchase Price after the Closing Date and (y) the product of (A) the quotient obtained by dividing (I) the number of days that such payment is made prior to the Post Closing Payment Date by (II) 360 and (B) .003.

“Governmental Authority” means any domestic or foreign governmental or regulatory authority, agency, commission, body, court or other legislative, executive or judicial governmental entity, including the Mexican Federal Telecommunications Institute (Instituto Federal de Telecomunicaciones), the Mexican Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) and/or any other authority and/or any political subdivision thereof, whether in the United Mexican States, the United States of America, supranational or other.

“ICC Rules” shall have the meaning set forth in Section 7.05(b).

“Inbursa” means Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa, División Fiduciaria, in its capacity as trustee under the Trust Agreement.

“Initial Payment” shall have the meaning set forth in Section 2.02.

“Inmobiliaria” shall have the meaning set forth in the preamble hereto.

“Institute” means the Mexican Federal Telecommunications Institute.

“Institute Notice” shall have the meaning set forth in Section 5.03.

“Law” means federal, state, local or foreign laws, statutes or ordinances, common law, or any rules, regulations, standards, judgments, orders, writs, injunctions, decrees, arbitration awards and agency requirements.

“L Shares” shall have the meaning set forth in the recitals hereto.

“L Shares Purchase Price” shall have the meaning set forth in Section 2.01.

“Lien” means, with respect to the Shares, any lien, pledge, charge, security interest, security trust, encumbrance, attachment or other adverse claim of any kind in respect of the Shares.

“Mexico Business Day” means any day (excluding Saturday or Sunday) on which banks are not required or permitted to be closed in Mexico City, Mexico.

“Outstanding Purchase Price” means, on any given date, an amount equal to (a) the sum of the AA Shares Purchase Price and the L Shares Purchase Price minus (b) the sum of the payments received by Seller under Sections 2.02 and 2.04 as of such date minus (c) if applicable, the Early Purchase Price Amount.

“Partial Payment” shall have the meaning set forth in Section 2.04.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“Pledge” means the securities pledge (prenda bursatil) over the Collateral Shares, created in favor of the Seller pursuant to the Pledge Agreement pursuant to the provisions of article 204 of the Securities Market Law (Ley del Mercado de Valores).

“Pledge Agreement” means the Securities Pledge Agreement to be executed and delivered by Buyers, Seller and Broker as administrator and executor, in the form attached hereto as Exhibit C.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Seller” shall have the meaning set forth in the preamble hereto.

“Shareholder Agreement” means the Agreement, dated February 28, 2011, between Banco Inbursa, S.A. Institución de Banca Múltiple, Grupo Financiero Inbursa, División Fiduciaria acting as trustee under Trust F/1046, Banco Inbursa, S.A. Institución de Banca Múltiple, Grupo Financiero Inbursa, División Fiduciaria acting as trustee under Trust F/0126 and Seller.

“Shares” means, in the aggregate, the AA Shares and the L Shares.

“Tax” or “Taxes” means any and all taxes, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any Governmental Authority, which taxes shall include all income, profits, capital gain, alternative minimum, estimated, payroll, withholding, social security, sales, use, ad valorem, real and personal property, value added, excise, franchise, premium, gross receipts, stamp, transfer, license, net worth, and other taxes, fees, duties, levies, customs, tariffs, imposts, assessments, obligations and charges of the same or of a similar nature to any of the foregoing.

“Tax Returns” means any and all returns, reports, statements, certificates, schedules or claims for refund of or with respect to any Tax which is supplied to any Governmental Authority, including any and all attachments, amendments and supplements thereto.

“Termination Agreement of Shareholders Agreement” means the termination agreement with respect to the Shareholder Agreement in the form attached hereto as Exhibit D.

“Transfer Instructions” shall have the meaning set forth in Section 2.01.

“Transaction Documents” means this Agreement, the Pledge Agreement, the Termination of Shareholders Agreement and the Trust Termination Agreement.

“Trust Agreement” means the Irrevocable Trust Agreement identified under number F/1046 dated March 28, 2001, entered by and among Banco Internacional S.A., Departamento Fiduciario, as trustor, Inbursa, as trustee, and Seller, as beneficiary;

“Trust Termination Agreement” means the termination agreement with respect to Trust Agreement, which termination agreement shall be effective upon the payment in full of the Outstanding Purchase Price in the form attached hereto as Exhibit E.

“USD$” means the legal currency of the United States of America.

Section 1.02 Other Definitional and Interpretive Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any Person include the successors and permitted assigns of that Person.

ARTICLE II

PURCHASE AND SALE; CLOSING

Section 2.01 Purchase and Sale of the Shares and the Closing. Upon the terms set forth in this Agreement, at the closing of the transactions contemplated by this Agreement, Seller shall sell to Buyers, and Buyers shall purchase from Seller, the Shares (the “Closing”). The purchase price for the AA Shares is USD$5,495,919,896.06 (the “AA Shares Purchase Price”), payable in immediately available funds in U.S. dollars and no amount shall be withheld in respect of any withholding Taxes, and the purchase price for the L Shares is USD$69,727,693.12 (the “L Shares Purchase Price”), payable in immediately available funds in U.S. dollars and no amount shall be withheld in respect of any withholding Taxes. Buyers shall designate the accounts with the Broker to which the Shares shall be transferred and assigned to each of Inmobiliaria and Controles (the “Transfer Instructions”, attached hereto as Exhibit A(ii)). Each of Inmobiliaria and Controles shall be transferred 50% of the L Shares and 50% of the AA Shares.

Section 2.02 The Closing. The Closing shall, subject to the satisfaction or waiver of the conditions set forth in Section 2.03, occur as soon as practicable on June 30, 2014. If the Closing does not occur on such date, then the Closing shall occur at 10:00 a.m. (Eastern time) on the first Business Day after the day on which the conditions set forth in Section 2.03 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) have been satisfied or waived, or on such other date agreed to by Seller and Buyers in writing (the “Closing Date”), at the offices of Grupo Financiero Inbursa, S.A.B. de C.V., Paseo de las Palmas 750, Piso 7, Col. Lomas de Chapultepec, 11000 México, D.F.

(a) Buyers shall jointly and severally pay and deliver or shall cause to be paid and delivered to Seller a single payment of USD$4,495,419,896.06 (the “Initial Payment”) in immediately available funds in U.S. dollars, by wire transfer to the account of Seller in the United States of America designated on Exhibit A(i), and Seller shall, in accordance with the Third Clause of the Trust Agreement, irrevocably instruct Inbursa, to sign a Purchase Agreement attached hereto as Exhibit B, which among other things, instructs the Broker as to the accounts (referred to in Exhibit A(ii)) that are to be transfered and assigned the AA Shares in favor of Inmobiliaria and Controles, as applicable (50% to each), and provides that the AA Shares Purchase Price be paid directly to Seller and not to or through Inbursa; it being understood that the Initial Payment shall constitute a partial payment in respect of the AA Shares; and

(b) Buyers shall jointly and severally pay and deliver or shall cause to be paid and delivered to Seller a single payment of the L Shares Purchase Price in immediately available funds in U.S. dollars, by wire transfer to the account in the United States of America designated on Exhibit A(i), and Seller shall instruct the Broker to transfer and assign the L Shares to the brokerage account set forth in Exhibit A(ii) by delivering the executed letter to the Broker in the form set forth on Exhibit (A)(iii) in accordance with the Transfer Instructions, it being understood that the L Shares Purchase Price is the total payment in respect of L Shares.

Section 2.03 Conditions to Closing. The respective obligations of each party to consummate the sale of the Shares to Buyers are subject to the satisfaction or waiver of the following conditions:

(a) with respect to the obligations of each of Seller and Buyers, the Institute shall have (i) not issued a stop order and 10 Mexico Business Days shall have elapsed after the date the Institute Notice is submitted to the Institute; (ii) approved the transactions contemplated by this Agreement; or (iii) provided written notice to the Buyers that the Institute has concluded that no approval by the Institute is required with respect to the transactions contemplated by this Agreement.

(b) with respect to the obligations of Seller, (i) there shall have been delivered to Seller a certificate from an executive officer of each of Inmobiliaria and Controles, respectively, that its representations and warranties herein and in the other Transaction Documents (whether or not in effect at such time) to which it is a party are true and accurate at the Closing, (ii) the Company shall have delivered to Seller a certificate from an executive officer of the Company that its representations and warranties herein and in the other Transaction Documents (whether or not in effect at such time) to which it is a party are true and accurate at the Closing and (iii) the Termination Agreement of Shareholders Agreement shall be in full force and effect.

(c) with respect to the obligations of Buyers, Seller shall have delivered one copy, jointly, to Buyers (i) the Trust Termination Agreement shall be in full force and effect and (ii) a certificate from an executive officer of Seller that its representations and warranties herein and in the other Transaction Documents (whether or not in effect at such time) to which it is a party are true and accurate at the Closing.

Section 2.04 Post Closing Payments. By no later than the date that is 60 days after the Closing Date, Buyers shall jointly and severally deliver or cause to be delivered to Seller the amount of USD $1,000,500,000.00 in immediately available funds in U.S. dollars by wire transfer to the account in the United States of America of Seller’s designation on Exhibit (A)(i) or such subsequent account designated in writing to Buyers by Seller prior to the payment in full of the Outstanding Purchase Price. It is understood and agreed that Buyers may from time to time make partial payments of the Outstanding Purchase Price (each, a “Partial Payment”) before the end of the 60-day period referred to in this Section 2.04. If any such payment is made, the Outstanding Purchase Price shall be reduced by the Early Purchase Price Amount. Upon each Partial Payment a proportionate amount of the Collateral Shares shall cease to be Collateral Shares based on the price per Share as described in the definition of Collateral Shares. Notwithstanding anything to the contrary in the foregoing, Buyers may pre-pay the Outstanding Purchase Price at any time.

Section 2.05 Registration. At the Closing, the Shares will be registered by the Broker in the name of Inmobiliaria and Controles in the amounts in the Transfer Instructions.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyers as follows, as of the date hereof and as of the Closing that:

Section 3.01 Authorization. Seller has the corporate power and authority to enter into and perform its obligations under the Transaction Documents to which it is or will be a party. The execution, delivery and performance by Seller of the Transaction Documents to which it is or will be a party and the transactions contemplated hereby and thereby, including the sale and delivery of the Shares, have been duly authorized by Seller.

Section 3.02 Binding Effect. Each of the Transaction Documents which has been executed, has been duly executed and delivered by Seller, and each of the Transaction Documents to which it is or will be a party constitutes, or upon execution will constitute, the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (the “Bankruptcy and Equity Exception”).

Section 3.03 Ownership of Shares. Seller is the beneficial owner of the Shares, free and clear of any Lien (other than Liens relating to the Shareholder Agreement or arising hereunder) and any other limitation or restriction (including any restriction to sell or otherwise dispose of the Shares), and is transferring and delivering to Buyers at the Closing valid title to the Shares free and clear of any Lien (other than any arising hereunder or under the Trust Agreement) and any such limitation or restriction other than those established under applicable Law and the by-laws of the Company.

Section 3.04 Taxes. Seller is resident of the United States of America and it is entitled to benefits provided in the Treaty to Avoid Double Taxation with Mexico. In order to comply with formal requirements for its capital gain not to be taxed in Mexico, it has appointed Southwestern Bell International Holdings, S.A. de C.V. as its legal representative for tax purposes who has filed on a timely basis, a written notice before the tax authority regarding that appointment and has provided Seller’s tax residency certificate issued by the U.S. Department of the Treasury during the 2014 tax year. Copies of such documents have been provided to Buyers.

Section 3.05 No Other Representations or Warranties. Except for the representations and warranties in this Article III and any other representations and warranties expressly made by Seller in the other Transaction Documents, neither Seller nor any Person on behalf of Seller makes any express or implied representation or warranty with respect to Seller or with respect to any other information provided to Buyers and the Company in connection with the transactions contemplated by this Agreement or any Transaction Document.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYERS AND THE COMPANY

Buyers jointly and severally represent and warrant, and with respect to Sections 4.01, 4.02 and 4.04 only, the Company each separately represents and warrants, to Seller as follows as of the date hereof and as of the Closing that:

Section 4.01 Authorization. Inmobiliaria, Controles, and the Company each has the power and authority to enter into and perform its respective obligations under the Transaction Documents and the Assignment Agreement, to which it is or will be a party. The execution, delivery and performance by each of Inmobiliaria, Controles and the Company of the Transaction Documents and the Assignment Agreement, to which it is or will be a party and the transactions contemplated thereby, including the purchase of the Shares and the Pledge, have been duly and validly authorized by Inmobiliaria, Controles and the Company, as applicable.

Section 4.02 Binding Effect. Each of the Transaction Documents and the Assignment Agreement to which it is or will be a party has been, or upon execution, will be, duly executed and delivered by Inmobiliaria, Controles, and the Company (as applicable), and each of the Transaction Documents and Assignment Agreement as applicable constitutes, or upon execution will constitute, the legal, valid and binding obligations of each of Inmobiliaria, Controles, and the Company (as applicable), enforceable against each in accordance with their respective terms, except as such enforceability may be limited by the Bankruptcy and Equity Exception.

Section 4.03 Investment Intent. Each of Inmobiliaria and Controles is acquiring the Shares it is acquiring pursuant to the transactions contemplated by this Agreement for its own account and not with a view towards, or for resales in connection with, any public sale or distribution thereof within the meaning of the Securities Act except pursuant to sales registered or exempted under the Securities Act and neither Inmobiliaria nor Controles intends to effect any distribution of the Shares to or through any person or entity within the meaning of the Securities Act.

Section 4.04 No Conflict. The execution, delivery and performance by Inmobiliaria, Controles, and the Company of the Transaction Documents to which it is or will be a party does not, and the consummation of the transactions contemplated by the Transaction Documents will not, conflict with, violate or result in the breach of, any contract, agreement, instrument or Law to which Inmobiliaria, Controles, the Company or any of their respective Affiliates is a party or is subject.

Section 4.05 Solvency. At the Closing and immediately thereafter, each of Inmobiliaria and Controles is solvent and capable of paying all of the obligations under or related to this Agreement as they become due. The consummation of the transactions contemplated herein will not render either of Inmobiliaria or Controles insolvent under any applicable Laws. Each Buyer disclaims any reliance upon, and acknowledges that Seller has not made any representations or warranties about any projections or forecasts presented by the Company or any representatives on behalf of the Company or Seller.

Section 4.06 No Other Representations or Warranties. Except for the representations and warranties in this Article IV and any other representations and warranties expressly made by Buyers and/or the Company in the other Transaction Documents, neither Buyers nor the Company, nor any Person on behalf of Buyers and/or the Company makes any express or implied representation or warranty with respect to Buyers and/or the Company or with respect to any other information provided to Buyers and/or the Company in connection with the transactions contemplated by this Agreement or any Transaction Document.

ARTICLE V

COVENANTS

Section 5.01 Tax Matters. (a) Each party shall be responsible to pay its corresponding Taxes pursuant to the applicable Laws in connection with this Agreement. Seller hereby agrees to indemnify and hold harmless each of Inmobiliaria and/or Controles and their respective Affiliates (including the Company and its Affiliates) from any and all Seller Taxes arising from or relating to (i) the transactions contemplated under this Agreement and (ii) any breach by Seller of its representation and warranty set forth in Section 3.04 and any penalties and interest arising out of any failure to pay such Taxes. Buyers or the Company, as the case may be, shall provide Seller with prompt written notice of claims which have been notified in writing to either of Buyers or the Company, with respect to Seller Taxes relating to the transactions contemplated by this Agreement. For purposes hereof, the parties agree that Seller shall be entitled to conduct and control the defense of any claim or proceeding that may be subject to or give rise to indemnification hereunder and, subject to Seller’s prior written consent (not to be unreasonably withheld or delayed, and considered in light of Seller’s control of the defense) shall indemnify each of Inmobiliaria and/or Controles and their Affiliates (including the Company and its Affiliates) for any and all reasonable and documented legal fees and expenses arising in connection with any such claims.

(b) From time to time until 60 days after the expiration of any applicable tax statute of limitation (including extensions) relating to Seller or any applicable Affiliate of Seller, following the Closing, the Company shall promptly provide to Seller following a request by Seller such information relating to Taxes relating to the fiscal years during which Seller or its Affiliates owned or held shares of the Company, as is reasonably necessary or advisable for Seller to have in connection with the preparation and filing of its and its Affiliates’ Tax Returns. All reasonable out-of-pocket costs and expenses associated with any such request(s), if any, shall be paid and/or reimbursed by Seller to the Company.

Section 5.02 Non-Solicitation. Except with the express consent of the Company, for a period of 18 months following the Closing Date, Seller and each Affiliate of Seller controlled by AT&T Inc. shall not, directly or indirectly employ or solicit for employment any employee of the Company or any of its Affiliates, who had more than de minimis interactions with and became known to Seller and its Affiliates in connection with (a) providing services under the Management Services Agreement, dated as of February 27, 2002, as amended, to which the Company and AT&T Mexico, LLC were parties (which agreement was terminated effective May 19, 2014), and/or (b) through the participation of Seller’s and its applicable Affiliates’ representatives in any of the Company’s board and/or board committees sessions. Notwithstanding the foregoing, neither Seller nor its applicable Affiliates shall be precluded from employing or soliciting for employment any employee of the Company or any of its Affiliates who (i) initiates discussions regarding such employment without any direct or indirect solicitation by Seller (excluding general solicitations for employment); (ii) responds to any general solicitation for employment by Seller or any of its Affiliates; or (iii) has had their employment with the Company and/or its Affiliates terminated for a period of time of at least six months prior to commencement of employment discussions between Seller or any of its applicable Affiliates and such employee. For purposes hereof, “general solicitation” means any solicitation for employment not directed at the specific individual in question, whether through advertisements, recruiting firms or other means. For the avoidance of doubt, nothing herein shall prohibit any Person from making general solicitations or hiring any person who responds to a general solicitation.

Section 5.03 Reasonable Best Efforts; Notification. (a) Buyers shall immediately after the execution of this Agreement submit or cause to be submitted a notice of the transactions contemplated by this Agreement (the “Institute Notice”) to the Institute and all other necessary notices or applications in order to obtain all necessary consents, approvals, waivers and authorizations required in connection with the Institute’s review of the transactions contemplated by this Agreement and together with Seller shall use their respective reasonable best efforts to avoid the issuance of a stop order and, if a stop order is issued shall use their respective reasonable best efforts to obtain the approval of the Institute necessary to consummate the transactions contemplated by this Agreement as promptly as practicable thereafter. Nothing in this Agreement shall require, or be construed to require, Seller, Buyers, the Company or any of their respective Affiliates to, other than as expressly set forth in this Agreement, take or refrain from taking any action, agree to any restriction or condition or enter into any agreement in connection with obtaining all such necessary consents, approvals, waivers and authorizations.

(b) Upon receipt of a notice sufficient to satisfy the condition set forth in Section 2.03(a)(iii), Buyers shall deliver a true and correct copy of such notice to Seller.

Section 5.04 Pledge Agreement. For purpose of guaranteeing and securing payment in full of the Outstanding Purchase Price, as promptly as possible on the Closing Date, Buyers and Seller will execute and deliver the Pledge Agreement and Buyers will cause Broker to execute the Pledge Agreement. The Pledge Agreement shall be effective as of the Closing and in connection therewith Buyers shall create the Pledge on the Collateral Shares in favor of Seller. The Pledge will remain in full force and effect on the Collateral Shares until payment in full of the Outstanding Purchase Price (subject to the release of Collateral Shares with respect to partial payments, if any). Each Buyer hereby agrees and acknowledges that Seller’s recourse against Buyers to collect the Outstanding Purchase Price shall in no way be limited to the Collateral Shares. Buyers shall be solely responsible for paying the Outstanding Purchase Price.

ARTICLE VI

TERMINATION

Section 6.01 Termination. This Agreement may be terminated at any time:

(a) by mutual written agreement of Buyers and Seller; or

(b) by either Seller or Buyers jointly, by giving written notice of such termination to the other party or parties, if the Closing shall not have occurred by August 11, 2014; provided that such date may be extended by Seller at any time to August 26, 2014 upon delivering written notice to Buyers.

Section 6.02 Effect of Termination. In the event of the termination of this Agreement in accordance with Section 6.01, this Agreement shall thereafter become void and have no further effect, and no party hereto shall have any liability to any other party hereto or their respective Affiliates, directors, officers or employees, except for the obligations of the parties hereto contained in this Section 6.02 and in Article VII (other than Section 7.08), and except that nothing in this Section 6.02 shall relieve any party from liability for any prior breach of this Agreement that arose prior to such termination.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Notices. Any notices, consents, waivers or other communications required or permitted to be delivered under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by courier; or (c) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to any of the Buyers:

Paseo de las Palmas 750, Piso 7,

Colonia Lomas de Chapultepec, C.P. 11000, México, D.F.

Attention: Raúl Humberto Zepeda Ruíz

If to Seller:

AT&T International, Inc.

208 S. Akard St. Dallas, Texas 75202

Attention: Rick L. Moore, Senior Vice President – Corporate Development

with a copy (for informational purposes only) to:

AT&T Inc.

208 S. Akard St.

Dallas, Texas 75202

Attention: D. Wayne Watts

and

Sullivan & Cromwell LLP

1888 Century Park East

Los Angeles, CA 90067

Attention: Eric M. Krautheimer

and

Creel, García-Cuéllar, Aiza y Enríquez

Paseo de los Tamarindos 60, Piso 3

Col. Bosques de las Lomas

05120 México, D.F.

Attention: Samuel Garcia-Cuéllar / Jean Michel Enríquez

If to Company:

América Móvil, S.A.B. de C.V.

Calle Lago Zurich No. 245

Plaza Carso, Edificio Telcel

Piso 16

Colonia Granada Ampliación

Delegación Miguel Hidalgo

11529 México, Distrito Federal, México

Attention: Alejandro Cantú Jiménez

Section 7.02 Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 7.03 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 7.04 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; and no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement; provided that for so long as any portion of the Outstanding Purchase Price remains outstanding, Seller may assign the right to receive the Outstanding Purchase Price in whole or in part to one or more of its Affiliates. In addition, for so long as the Outstanding Purchase Price remains outstanding Buyers shall not, directly or indirectly, sell, transfer, assign, or otherwise dispose of any Collateral Shares unless they remain Collateral Shares. Any purported sale, assignment, transfer or other disposition in violation of this Agreement is null and void.

Section 7.05 Governing Law; Arbitration.

(a) This Agreement shall be governed by and construed in accordance with the laws of the United Mexican States, without regard to its conflicts of law principles.

(b) Any claim, dispute or controversy arising out of, or in connection with the existence, validity, intent, interpretation, performance or enforcement of, this Agreement, shall be finally settled by arbitration under the Rules of Arbitration of the International Chamber of Commerce, in effect on the date of this Agreement (the “ICC Rules”).

The number of arbitrators shall be 3 (three), each of whom shall be appointed by the International Chamber of Commerce in accordance with the ICC Rules.

The place of arbitration shall be Mexico City, Mexico.

The award shall be rendered in English. The arbitration proceedings shall be conducted in the English language and all briefs and other nonevidentiary writings submitted to the arbitration panel shall be submitted in the English language. Any documentary evidence submitted to the arbitration panel shall be submitted in its original language. Any documentary evidence submitted to the arbitration panel shall be submitted in its original language. All fees and expenses incurred in connection with translating documents necessary to distribute to the parties in connection with the arbitration shall be shared equally between the parties participating in the arbitration.

The arbitration procedure set forth in this Section 7.05 shall be the sole and exclusive means of settling or resolving any dispute referred to in this Section 7.05. The award of the arbitrators shall be final, nonappealable and binding on the parties and may be presented by any of the parties for enforcement in any court of competent jurisdiction and the parties hereby consent to the jurisdiction of such court solely for purposes of enforcement of this arbitration agreement and any award rendered hereunder. In any such enforcement action, irrespective of where it is brought, none of the parties will seek to invalidate or modify the decision of the arbitrators or otherwise to invalidate or circumvent the procedures set forth in this Section 7.05. The fees of the arbitrators and the other costs of such arbitration shall be borne by the parties in such proportions as shall be specified in the arbitration award.

Section 7.06 Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective trust beneficiaries, successors and assigns.

Section 7.07 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

Section 7.08 Shareholder Agreement. This Agreement constitutes the Transfer Notice and the Acceptance Notice for purposes of the Shareholder Agreement regarding the AA shares. Notwithstanding anything to the contrary in the Shareholder Agreement, the parties acknowledge and agree that the terms and conditions of the sale and purchase of the Shares shall be governed solely by this Agreement, and no party shall be subject to any additional requirement or obligation with respect to the sale and purchase of the Shares under the Shareholder Agreement.

Section 7.09 Captions and Interpretations. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. The parties hereto acknowledge that this Agreement, has been drafted jointly by the parties hereto and agree that this Agreement will not be construed against any party as a result of any role such party may have had in the drafting process.

Section 7.10 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

Section 7.11 Treatment. Each of Seller and Buyers agrees to treat the sale of the Shares by Seller to Buyers as a sale as of the Closing Date for all accounting, tax and legal purposes.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

AT&T INTERNATIONAL, INC.

By:	/s/ Rick L. Moore
Name: Rick L. Moore
Title: Senior Vice President – Corporate Development

INMOBILIARIA CARSO, S.A. DE C.V.

By:	/s/ Raúl Humberto Zepeda Ruiz
Name: Raúl Humberto Zepeda Ruiz
Title: Attorney-in-Fact

CONTROL EMPRESARIAL DE CAPITALES, S.A. DE C.V.

By:	/s/ Raúl Humberto Zepeda Ruiz
Name: Raúl Humberto Zepeda Ruiz
Title: Attorney-in-Fact

AMÉRICA MÓVIL S.A.B. DE C.V.

By:	/s/ Alejandro Cantú Jiménez
Name: Alejandro Cantú Jiménez
Title: General Counsel